Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198578) and the Registration Statements on Form F-3 (File No. 333-206653 and File No. 333-210795) of JD.com, Inc. of our report dated April 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting of Bitauto Holdings Limited, which appears in this Form 20-F/A (Amendment No.1).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 29, 2018